Exhibit 28 (j) (1) under Form N-1A

Exhibit (23) under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated November 30, 2023, and each included in this Post-Effective Amendment No. 61 to the Registration Statement (Form N-1A, File No. 333-218374) of Federated Hermes Adviser Series (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated October 24, 2023, with respect to the financial statements and financial highlights of Federated Hermes Conservative Municipal Microshort Fund (one of the portfolios constituting Federated Hermes Adviser Series) included in the Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 22, 2023